Exhibit 4.1

TRUST AGREEMENT

by and between

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.,

as Trust Depositor,

and

[                                   ],

as Owner Trustee

Dated as of [                  ]

EXHIBITS

Exhibit A - Form of Certificate of Trust	A-1
Exhibit B - Form of Trust Certificate	B-1
[Exhibit C - Form of Underlying Trust Certificate	C-1]
Exhibit [C][D] - Form of Transferee Certificate	[C][D]-1

- ii -

TRUST AGREEMENT dated as of [                          ], between HARLEY-DAVIDSON CUSTOMER FUNDING CORP., a Nevada corporation, as Trust Depositor (the “Trust Depositor”), and [                      ], a [                          ], as owner trustee (the “Owner Trustee”).

WHEREAS, in connection herewith, the Owner Trustee is willing to accept the trust established hereby; and

[USE IF NO GRANTOR TRUST][WHEREAS, in connection herewith, the Trust Depositor is willing to purchase the initial Trust Certificate (as defined herein) to be issued pursuant to this Agreement and to assume certain obligations pursuant hereto;]

[USE IF GRANTOR TRUST][WHEREAS, the Trust will issue the Trust Certificates (as defined below) representing the residual interest in the Trust, which Trust Certificates will be sold to investors in one or more negotiated transactions;]

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01.                          Capitalized Terms.

Except as otherwise provided in this Agreement, whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Administration Agreement” means the Administration Agreement, dated as of [           ], among the Trust, the Trust Depositor, the Indenture Trustee[, the Underlying Trust, the Underlying Trustee] and Harley-Davidson Credit, as administrator.

“Agreement” means this Trust Agreement, as the same may be amended and supplemented from time to time.

[“Beneficial Owner” shall mean the Person in whose name a Certificate is recorded as beneficial owner of such Certificate by a securities depository under a book-entry system, or by a participant or indirect participant in such securities depository, as the case may be.]

“Benefit Plan” means (i) an employee benefit plan (as such term is defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in the entity.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in  the cities of [                     ], [                    ], or New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

[“Certificate Distribution Account” means the account established and maintained as such pursuant to Section 5.01.]

“Certificate Interest” means, with respect to a Trust Certificate, the percentage specified on such Trust Certificate as the Certificate Interest, which percentage represents the beneficial interest of such Trust Certificate in the Trust.  [The initial Certificate Interest held by the Trust Depositor shall be 100%.]

“Certificate of Trust” means the Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute, substantially in the form of Exhibit A hereto.

“Certificate Register” and “Certificate Registrar” mean the register maintained and the registrar (or any successor thereto) appointed pursuant to Section 3.04.

“Certificateholder” or “Holder” means with respect to a Trust Certificate the Person in whose name such Trust Certificate is registered in the Certificate Register.

“Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act.

“Code” means the Internal Revenue Code of 1986, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” shall have the meaning assigned to such term in Section 8.02.

“Harley-Davidson Credit” means Harley-Davidson Credit Corp., a Nevada corporation.

“Indemnified Parties” shall have the meaning assigned to such term in Section 8.02.

“Indenture” means the Indenture, dated as of [                    ], between the Trust and [                         ].

“Owner” means each Holder of a Trust Certificate.

“Owner Trustee” means [                     ], a [                      ], not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

“Owner Trustee Corporate Trust Office” means the office of the Owner Trustee at which its corporate trust business shall be administered, which initially shall be [            ] Attn: [             ],

or such other office at such other address as the Owner Trustee may designate from time to time by notice to each Certificateholder, the Servicer, the Indenture Trustee, the Trust Depositor and Harley-Davidson Credit.

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.10.

[“Percentage Interest”  shall mean, with respect to the Certificates, the proportion of (i) the aggregate nominal par amount represented by all issued and outstanding Certificates held by any Certificateholder or (if applicable) any group of Certificateholders to (ii) the aggregate nominal par amount represented by all issued and outstanding Certificates held by all Certificateholders.]

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Record Date” means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of [             ], among the Trust, as Issuer, [the Underlying Trust,] the Trust Depositor, Harley-Davidson Credit, as servicer, and [                      ], as Indenture Trustee, as the same may be amended or supplemented from time to time.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

“Tax Matters Partner” shall have the meaning provided in Section [5.04(b)][2.11(f)] hereof.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means the trust established by this Agreement.

“Trust Certificate” means a trust certificate evidencing the beneficial equity interest of an Owner in the Trust, substantially in the form of Exhibit B hereto.

“Trust Depositor” means Harley-Davidson Customer Funding Corp., in its capacity as Trust Depositor hereunder, and its successors.

“Trust Estate” means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to [Article Two of the Sale and Servicing Agreement][Section [__] of the Underlying Trust Agreement], all funds on deposit from time to time in the Trust Accounts[, the proceeds of the Interest Rate Swap Agreement] [and the Certificate Distribution Account, all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement[, the Underlying Trust Agreement] and the Administration Agreement.

[“Underlying Trust” means Harley-Davidson Motorcycle Grantor Trust [             ], together with its successors and assigns.]

[“Underlying Trustee” means the Person acting, not in its individual capacity, but solely as Underlying Trustee under the Underlying Trust Agreement, its successors in interest and any successor underlying trustee under the Underlying Trust Agreement.]

Section 1.02.                          Other Definitional Provisions.

Capitalized terms used that are not otherwise defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

Section 1.03.                          Usage of Terms.

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation”.

Section 1.04.                          Section References.

All section references, unless otherwise indicated, shall be to Sections in this Agreement.

Section 1.05.                          Accounting Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

ARTICLE TWO

ORGANIZATION

Section 2.01.                          Name.

The Trust created hereby shall be known as “Harley-Davidson  Motorcycle Trust [       ]”, in which name the Owner Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.02.                          Office.

The office of the Trust shall be in care of the Owner Trustee at the Owner Trustee Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners and the Trust Depositor.

Section 2.03.                          Purposes and Powers.

(a)                               The sole purpose of the Trust is to manage the Trust Estate and collect and disburse the periodic income therefrom for the use and benefit of the Owners, and in furtherance of such purpose to engage in the following ministerial activities:

(i)                                  to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Notes;

(ii)                              [USE IF NO GRANTOR TRUST][with the proceeds of the sale of the Notes, to purchase the Contracts, to fund the Reserve Fund [and the Risk Retention Reserve Account] and to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Trust Depositor pursuant to the Sale and Servicing Agreement;]

[USE IF GRANTOR TRUST] [establishing a grantor trust (the “Underlying Trust”) and depositing therein, in exchange for a certificate evidencing a 100 percent undivided beneficial ownership interest in the Underlying Trust (the “Underlying Trust Certificate”), funds sufficient for the Underlying Trust to purchase the Contracts, including all books, records and other contracts and documents related thereto;]

(iii)                          to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(iv)                          to enter into and perform its obligations under the Transaction Documents to which it is to be a party;

(v)                              to enter into derivative transactions in connection with the Notes or otherwise;

(vi)       to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; [and]

(vii)      subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Owners, the Noteholders [and the Swap Counterparty[.][; and]

(viii)     [directing the Underlying Trust and the Administrator to take actions as may be reasonably necessary to collect interest on and principal of the Contracts.]

The Trust shall not engage in any activities other than in connection with the foregoing.  Nothing contained herein shall be deemed to authorize the Owner Trustee to engage in any business operations or any activities other than those set forth in the introductory sentence of this Section.  Specifically, the Owner Trustee shall have no authority to engage in any business operations, or acquire any assets other than those included in the Trust Estate under Section 1.01, or otherwise vary the assets held by the Trust.  Similarly, the Owner Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of this Trust as set forth in the introductory sentence of this Section.  Notwithstanding Section 2.03(a)(iii) above, the Trust shall not assign, sell or transfer [the Contracts][all or any portion of the Trust Estate] except as contemplated or permitted by the Indenture [or the Sale and Servicing Agreement], without the prior consent of the Trust Depositor.

Section 2.04.                          Appointment of Owner Trustee.

The Trust Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

Section 2.05.                          Initial Capital Contribution of Owner Trust Estate.

The Trust Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1.  The Owner Trustee hereby acknowledges receipt in trust from the Trust Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate.  The Trust Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.06.                          Declaration of Trust.

The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the sole purpose of conserving the Trust Estate and collecting and disbursing the periodic income therefrom for the use and benefit of the Owners, subject to the obligations of the Trust under the Transaction Documents.  It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust.  Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute for the sole purpose and to the extent necessary to accomplish the purpose of this Trust as set forth in the introductory sentence of Section 2.03.

Section 2.07.                          Liability of Trust Depositor.

(a)                               All liabilities of the Trust, to the extent not paid by a third party, are and shall be obligations of the Trust and when due and payable shall be satisfied out of the Trust Estate.

(b)                              Except as provided in the Statutory Trust Statute, no Certificateholder shall be personally liable for any liability of the Trust.

Section 2.08.                          Title to Trust Property.

Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in an owner trustee or owner trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.09.                          Situs of Trust.

The Trust will be located and administered in the State of Delaware.  All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Illinois or the State of Delaware.  The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware.  Payments will be received by the Trust only in Delaware and payments will be made by the Trust only from Delaware.  The only office of the Trust will be at the Owner Trustee Corporate Trust Office.

Section 2.10.                          Representations and Warranties of the Trust Depositor.

The Trust Depositor hereby represents and warrants to the Owner Trustee that:

(i)                                  The Trust Depositor is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority and legal right to acquire and own the Contracts.

(ii)                              The Trust Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, and where the failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the Trust, the Contracts, the operations or business of the Trust Depositor, or the ability of the Trust Depositor to perform its obligations under this Agreement.

(iii)                          The Trust Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Trust Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee on behalf of the Trust as part of the Trust Estate and has duly authorized such sale and assignment and deposit with the Owner Trustee on behalf of the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Trust Depositor by all necessary corporate action.

(iv)                          The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Trust Depositor, or any indenture, agreement or other instrument to which the Trust Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of the properties of the Trust Depositor pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Transaction Documents); nor violate any law or any order, rule or regulation applicable to the Trust Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trust Depositor or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the Trust, the Contracts, the operations or business of the Servicer, or the ability of the Trust Depositor to perform its obligations under this Agreement.

(v)                              There are no proceedings or investigations pending, or to the Trust Depositor’s best knowledge threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trust Depositor or its properties: (A) asserting the invalidity of this Agreement, any of the other Transaction Documents or the Trust Certificates, (B) seeking to prevent the issuance of the Trust Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Trust Depositor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Transaction Documents or the Trust Certificates or (D)

involving the Trust Depositor and which would adversely affect the federal income tax or other federal, state or local tax attributes of the Trust Certificates.

Section 2.11.                          Tax Treatment[; Grantor Trust Arrangement].

[USE IF NO GRANTOR TRUST][It is the intention of the Trust Depositor that (i) so long as there is only one Certificateholder, the Trust be disregarded as a separate entity pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii) as in effect for periods after January 1, 1997 (and, in such case, Trust items of income, gain, loss and deduction for any month as determined for federal income tax purposes shall be allocated entirely to the Trust Depositor (or subsequent purchaser of the sole Trust Certificate) as the sole Certificateholder) and (ii) if there is more than one Certificateholder, the Trust shall be treated as a partnership for purposes of federal income, state and local income and single business tax and any other income taxes.  The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in the preceding sentence for such tax purposes.]

[USE WITH GRANTOR TRUST]

[The following shall apply to the Trust solely with respect to tax matters, it being understood that no separate trust is being created under the Delaware Act:

(a)                               The Administrator shall, acting as an agent of the Underlying Trust, keep or cause to be kept, at its principal office, a register setting forth the beneficial ownership of the Contracts, which shall indicate the Trust as sole owner of the beneficial interest in the Contracts, and of transfers and exchanges of such beneficial ownership as herein provided and any such transfer shall not be effective until reflected in such register and the Underlying Trust Certificate is issued in the name of the new holder.  The sole beneficial ownership interest in the Underlying Trust shall be evidenced by one physical certificate, substantially in the form of Exhibit C attached hereto, to be held by the Trust (the “Underlying Trust Certificate”).  The beneficial ownership of the Contracts represented by the Underlying Trust Certificate may not be sold, transferred, assigned, participated, pledged, or otherwise disposed of to any Person except in accordance with the provisions of this Section 2.11(a), and any attempted transfer in violation of this Section 2.11(a) shall be null and void.  The Trust shall be the initial beneficial owner of 100% of the Contracts through its ownership of the Underlying Trust, and shall not transfer its beneficial ownership interest in the Contracts (except simultaneously with a concurrent transfer of the record ownership of any such Contract); provided, however, that such [Underlying Trust] Certificate may be pledged to the Indenture Trustee pursuant to the Indenture.  The Underlying Trust Certificate may not be transferred to any Person [(other than the Indenture Trustee or pursuant to Article [____] of the Indenture)] unless the Holders of 100% of the [Trust] Certificates and the Holders of 100% of the Notes have consented thereto.  The purpose of this Section 2.11(a) is to cause the beneficial ownership in the Contracts through the Underlying Trust to be treated as in registered form for purposes of Treasury Regulation Section 1.871-14(c)(1) and shall be interpreted and applied in accordance with such intent.  For the avoidance of doubt, any transfer of a Contract that results in the Owner Trustee no longer holding legal title to such Contract shall no longer be subject to this provision.

(b)                              The Owner Trustee hereby agrees that the arrangement pursuant to which it holds legal title to the Contracts is a “grantor trust” for United States Federal income tax purposes which shall be known as “Harley-Davidson Motorcycle Grantor Trust [_____]” (the “Underlying Trust”).  The Underlying Trust shall be deemed to have been created and effective on and as of the Closing Date (the “Underlying Trust Creation Date”) and no party to this Trust Agreement shall take an inconsistent position on any United States Federal, state, local or other tax return or in any proceeding with any taxing or other governmental authority.  No Contracts may be added to the Underlying Trust after the Underlying Trust Creation Date.  Only the Contracts and any collections or proceeds thereof shall be treated as assets of the Underlying Trust , and no other portion of the Trust Estate shall be treated as part of the Underlying Trust.  Neither the Owner Trustee nor any other person acting on behalf of the Owner Trustee shall have the “power to vary” the Contracts in a manner that would prevent the Underlying Trust from qualifying as a “grantor trust” for United States Federal income tax purposes and any rights or powers granted in any Transaction Document and any other relevant provision of any Transaction Document shall be interpreted in a manner so as to ensure that such “power to vary” does not exist.  The Owner Trustee shall, at the written direction of the Administrator, sign and return to the Administrator for filing on behalf of the Underlying Trust any tax or information returns prepared for it by the Administrator.  The Administrator shall prepare for signature by the Owner Trustee and file any tax or information returns required as a result of the Underlying Trust.  The Owner Trustee shall have no duty to review or verify the information contained in any tax or information returns with respect to the Underlying Trust and shall not have any liability for any related taxes, fees or penalties in connection therewith.

(c)                               The parties hereto acknowledge that it is intended that (i) the beneficial ownership in the Contracts through the Underlying Trust be treated as in “registered form,” for purposes of Treasury Regulation Section 1.871-14(c)(1), and (ii) no deduction or payment of withholding tax will be made with respect to any allocation, distribution or payment made to a Certificateholder in respect of a Certificate, except for United States withholding tax that is required to be withheld due to (x) a failure of such Certificateholder to furnish a valid IRS Form W-8IMY and/or IRS Forms W-8BEN and W-9, or such other documentation required under the Code upon a reasonable written request, or (y) a change in law.

(d)                             The provisions of this subsection (d) apply in the event that 100% of the interests in the [Trust] Certificates are held by the same Person.  In such case, it is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a security device and as a disregarded and fiscally transparent entity.  If there is only a single Certificateholder, the Trust shall be treated as an entity whose separate existence for such Certificateholder is disregarded for United States Federal, state and local income and franchise tax, and any other tax measured in whole or in part by income.

(e)                               In the event that 100% of the interests in the [Trust] Certificates are not held by the same Person, the Trust shall be treated as a partnership for purposes of United States Federal, state and local income and franchise tax, and any other tax measured in whole or in part by income.  The Administrator shall timely prepare for the Tax Matters Partner to sign, and shall file, any and all forms required to effect such treatment and the Certificateholders as the partners of the Trust for all United States Federal, state, and local tax purposes.  Each owner of a [Trust] Certificate shall provide the Administrator any information or certifications the Administrator requires for tax purposes and reasonably requests in writing.  The Administrator will timely prepare, for the Tax Matters Partner to sign and file, a partnership information return (Internal Revenue Service Form 1065) with the Internal Revenue Service for each taxable year of the Trust and will report the allocable share of items of income, gain, loss, deduction, expense and credit of the Trust and of each Certificateholder to the Certificateholders and the Internal Revenue Service on Schedule K-1.  Capital accounts shall be maintained by the Administrator for each Certificateholder in accordance with the Treasury regulations promulgated under Section 704(b) of the Code and the capital account balance for each Certificateholder shall be determined by the Administrator in accordance with the terms of this Trust Agreement.  All income, gain, deduction, expense, and loss of the Trust shall be allocated solely to the Certificateholders based on the relative Percentage Interests of their respective Certificates.  The Administrator shall cause to be prepared all necessary tax forms (including without limitation, IRS Form 1065 and Schedule K-1) but shall not be obligated to sign any such tax return as a “tax preparer.”  Unless specifically directed otherwise by a majority of the Certificateholders with respect to a specific election, the return of the Trust shall be prepared with any election as the Tax Matters Partner determines in its sole discretion.  Notwithstanding the foregoing, no election shall be made to have the Trust treated as a corporation for United States federal income tax purposes.  Notwithstanding the foregoing, the Administrator shall have no responsibility to verify any information provided by any owner of a Certificate for such purposes, or to prepare documentation dependent upon information not timely received from applicable owners of the Certificates.  The Administrator shall have no duty to investigate the identity or addresses of any of the owners of the Certificates, but shall rely solely on information provided by persons purporting to be such owners.

(f)                                [The [Owner Trustee] shall at all times ensure that if there is more than one Beneficial Owner of Certificates that there is a Beneficial Owner that shall have agreed in writing to sign the tax returns on behalf of the Trust and to be designated the “tax matters partner” of the Trust within the meaning of Section 6231(a)(7) of the Code.]

Section 2.12.                          Texas State Tax Matters.

For purposes of Texas franchise taxes, it is the intention of the parties that the Trust be classified (i) as a passive entity within the meaning of Sections 171.0002 through 171.0004 of the Texas Tax Code, and (ii) not as a “business trust” within the meaning of Treasury Regulations Section 301.7701-4(b).  The Trust Depositor and each Certificateholder, by acceptance of a Trust Certificate, agree to treat the Trust in a manner consistent with such intention, unless otherwise required by law.  Notwithstanding anything to the contrary contained herein, nothing in this Agreement should be read to imply that the Trust is doing business in Texas or has sufficient nexus with Texas in order for the Texas franchise tax to apply to the Trust.

ARTICLE THREE

TRUST CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01.                          Initial Ownership.

Upon the formation of the Trust by the contribution by the Trust Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Trust Depositor shall be the sole beneficiary of the Trust.

Section 3.02.                          The Trust Certificates.

The Trust Certificates shall be substantially in the form of Exhibit B hereto and represent the entire beneficial interest in the Trust.  The Trust Certificates shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and shall be deemed to have been validly issued when so executed.  A Trust Certificate bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Owner Trustee shall be a valid and binding obligation of the Trust, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Trust Certificate or did not hold such office at the date of such Trust Certificate.  Each Trust Certificate shall be dated the date of its authentication.

Section 3.03.                          Authentication and Delivery of Trust Certificates.

[The Owner Trustee shall cause to be authenticated and delivered upon the order of the Trust Depositor, in exchange for the Contracts and the other assets included in the Trust Estate, simultaneously with the sale, assignment and transfer to the Trust of the Contracts and other assets included in the Trust Estate, and the constructive delivery to the Owner Trustee of the Contract Files and the other assets included in the Trust Estate, a Trust Certificate duly authenticated by the Owner Trustee, evidencing the entire ownership of the Trust.][Simultaneously with the sale, assignment and transfer to the Underlying Trust of the Contracts and other assets included in the Trust Estate, and the constructive delivery to the Underlying Trustee of the Contract Files and the other assets included in the Trust Estate, the Owner Trustee shall duly authenticate the Certificates, evidencing the entire ownership of the Trust.]

No Trust Certificate shall be valid for any purpose unless there appears on such Trust Certificate a certificate of authentication substantially in the form set forth in the form of Trust Certificate attached hereto as Exhibit B, executed by the Owner Trustee or its authenticating agent, by manual signature, and such certificate upon any Trust Certificate shall be conclusive evidence, and the only evidence, that such Trust Certificate has been duly authenticated and delivered hereunder.  Upon issuance, authorization and delivery pursuant to the terms hereof, the Trust Certificates will be entitled to the benefits of this Agreement.

Section 3.04.                          Registration of Transfer and Exchange of Trust Certificates.

(a)                               The Certificate Registrar shall keep or cause to be kept, a Certificate Register, subject to such reasonable regulations as it may prescribe.  The Certificate Register shall provide for the registration of the Trust Certificates and transfers and exchanges of the Trust Certificates as provided herein.  The Owner Trustee is hereby initially appointed Certificate Registrar for the purpose of registering the Trust Certificates and transfers and exchanges of the Trust Certificates as herein provided.  In the event that, subsequent to the Closing Date, the Owner Trustee notifies the Servicer that it is unable to act as Certificate Registrar, the Servicer shall appoint another bank or trust company, having an office or agency located in the City of Chicago, Illinois, agreeing to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Owner Trustee, to act as successor Certificate Registrar hereunder.

(b)                              Upon surrender for registration of transfer of a Trust Certificate at the Owner Trustee Corporate Trust Office, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee, one or more new Trust Certificates representing the same aggregate Certificate Interest.

(c)                               Every Trust Certificate presented or surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

(d)                              No transfer of a Trust Certificate shall be made unless such transfer is made in a transaction which does not require registration or qualification under the Securities Act of 1933 or qualification under any state securities or “Blue Sky” laws.  Neither the Owner Trustee nor the Certificate Registrar shall effect the registration of any transfer of a Trust Certificate unless prior to such transfer the Owner Trustee shall have received an Opinion of Counsel that (x) the transfer of such Trust Certificate is being made pursuant to an effective registration under the Securities Act of 1933 or is exempt from the registration requirements of the Securities Act of 1933 and (y) such transfer will not cause the Trust to be treated as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.  Any transferee of a Trust Certificate must be either an Affiliate of the Trust Depositor or a Qualified Institutional Buyer.  Prior to any resale, assignment or transfer of a Trust Certificate described in this Section 3.04, each prospective purchaser of a Trust Certificate shall have acknowledged, represented and agreed as follows:

(i)                                  It (and any Person for which it holds Trust Certificates) has neither acquired nor will it transfer any Trust Certificate it purchases (or any interest therein) or cause any such Trust Certificate (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(ii)                              It (and any Person for which it holds Trust Certificates, collectively for purposes of this Section 3.4(d), a “transferee”) either (A) is not, and will not become, a partnership, S corporation or grantor trust for U.S. federal income tax purposes (or a disregarded entity of any of the foregoing) or (B) is such an entity, but none of the direct or indirect beneficial owners of any of the interests in such transferee have allowed or caused, or will allow or cause, 50% or more (or, if the Owner Trustee has received an Opinion of Counsel in form and substance acceptable to the Trust Depositor that the proposed transfer to such transferee will not cause the Trust to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code, such other percentage as the Owner Trustee may establish prior to the time of such proposed transfer) of the value of such interests in the transferee to be attributable to such transferee’s ownership of Trust Certificates.

(iii)                          It understands that if it is acquiring any Trust Certificate for the account of one or more Persons, (A) it shall provide to the Owner Trustee and the Trust Depositor information as to the number of such Persons and any changes in the number of such Persons and (B) any such change in the number of Persons for whose account a Trust Certificate is held shall require the written consent of the Owner Trustee, which consent shall be granted unless the Owner Trustee determines that such proposed change in number of Persons would create a risk that the Trust would be classified for federal or any applicable state tax purposes as an association (or a publicly traded partnership) taxable as a corporation.

(iv)                          It understands that no subsequent transfer of the Trust Certificates (or any interest therein) is permitted unless (A) such transfer is of a Trust Certificate with a Certificate Interest of at least 5%, (B) it causes its proposed transferee to provide to the Owner Trustee and the Trust Depositor a letter substantially in the form of Exhibit D hereto, or such other written statement as the Owner Trustee shall prescribe and (C) the Trust consents in writing to the proposed transfer, which consent shall be granted unless the Owner Trustee determines that such transfer would create a risk that the Trust would be classified for federal or any applicable state tax purposes as an association (or a publicly traded partnership) taxable as a corporation; provided, however, that any attempted transfer that would cause the number of beneficial owners of Trust Certificates in the aggregate to exceed 100 or otherwise cause the Trust to become a publicly traded partnership for income tax purposes shall be a void transfer.

Notwithstanding anything else to the contrary herein, any purported transfer of a Trust Certificate or an interest therein to or on behalf of a Benefit Plan or utilizing the assets of a Benefit Plan shall be void and of no effect.  The Owner Trustee shall not be obligated to register any transfer of a Trust Certificate unless each of the transferor and the transferee have certified to the Owner Trustee that such transfer does not violate any of the transfer restrictions stated herein.  The Owner Trustee shall not be liable to any Person for registering any transfer based on such certifications.

(e)                               No service charge shall be made for any registration of transfer or exchange of a Trust Certificate, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of a Trust Certificate.

(f)                                All Trust Certificates surrendered for registration of transfer shall be canceled and subsequently destroyed by the Owner Trustee.

Section 3.05.                          Mutilated, Destroyed, Lost or Stolen Trust Certificates.

If (i) any mutilated Trust Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and Certificate Interest.  In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.  Any duplicate Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

Section 3.06.                          Person Deemed Owner.

Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name any Trust Certificate is registered as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar, any Paying Agent or any of their respective agents shall be affected by any notice of the contrary.

Section 3.07.                          Access to List of Certificateholders’ Name and Address.

The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Trust Depositor, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Servicer or the Trust Depositor, the name and address of the Certificateholders as of the most recent Record Date in such form as the Servicer or the Trust Depositor may reasonably require.  If (i) one or more Certificateholders evidencing, in the aggregate, not less than 25% of the Certificate Interests or (ii) three or more Certificateholders apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders.  Each Certificateholder, by receiving and holding a Trust Certificate, agrees with the Servicer, the Trust Depositor and the Owner Trustee that none of the Servicer, the Trust Depositor or the Owner Trustee shall be held accountable by reason of the disclosure of any such information as to the name and address of such Certificateholder hereunder, regardless of the source from which such information was derived.

Section 3.08.                          Maintenance of Office or Agency.

The Owner Trustee shall maintain in Wilmington, Delaware, an office or offices or agency or agencies where the Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and this Agreement may be served.  The Owner Trustee hereby designates the Owner Trustee Corporate Trust Office as its office for such purposes.  The Owner Trustee shall give prompt written notice to the Trust Depositor, the Servicer and to each Certificateholder of any change in the location of the Certificate Register or any such office or agency.

Section 3.09.                          Trust Certificates.

The Owner Trustee, on behalf of the Trust, shall execute, authenticate and deliver, the initial Trust Certificate.

Section 3.10.                          Appointment of Paying Agent.

The Paying Agent shall make distributions to the Certificateholders from the [Certificate Distribution][Collection] Account pursuant to Section 5.01([a][b]) and shall report the amounts of such distributions to the Owner Trustee.  The Paying Agent initially shall be [                   ] and any co-paying agent chosen by the Paying Agent that is acceptable to the Owner Trustee.  Each Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Owner Trustee.  In the event that [                   ] shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).  The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.  The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee.  The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder.  Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.11.                          [Ownership by Trust Depositor of Initial Trust Certificates.

On the Closing Date, the Trust Depositor or one of its affiliates shall hold a Trust Certificate evidencing 100% of the Certificate Interest.]

ARTICLE FOUR

ACTIONS BY OWNER TRUSTEE AND CERTIFICATEHOLDERS

Section 4.01.                          Prior Notice to Owners with Respect to Certain Matters.

Subject to the provisions and limitation of Section 4.04, with respect to the following matters, the Owner Trustee shall not take action unless (i) at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action, (ii) the Indenture Trustee shall have consented to such action in the event any Notes are outstanding, and (iii) the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

(a)                               the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Contracts) or the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Contracts);

(b)                              the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(c)                               the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder [or the Swap Counterparty] is required;

(d)                              the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder [or the Swap Counterparty] is not required and such amendment materially and adversely affects the interest of the Owners;

(e)                               the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially and adversely affect the interests of the Owners; or

(f)                                the appointment pursuant to the Indenture of a successor Note Registrar or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

Section 4.02.                          Action by Owners with Respect to Certain Matters.

Subject to the provisions and limitations of Section 4.04, the Owner Trustee shall not have the power, except upon the direction of the Owners, to (a) remove the Administrator pursuant to Section 8 of the Administration Agreement, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) except as expressly provided in the Transaction Documents, sell the Contracts or other assets included in the Trust Estate after the termination of the Indenture, (d) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, (e) authorize the merger or consolidation of the Trust with or into any other statutory trust or entity (other than in accordance with Section 3.10 of the Indenture) or (f) amend the Certificate of Trust.  The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions assigned by the Owners.

Section 4.03.                          Action by Owners with Respect to Bankruptcy.

The Owner Trustee shall not have the power to commence a voluntary proceeding in a bankruptcy relating to the Trust without the prior approval of all Owners (including the Trust Depositor) and the delivery to the Owner Trustee by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

Section 4.04.                          Restrictions on Owners’ Power.

The Owners shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Transaction Documents or would be contrary to the purpose of this Trust as set forth in Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.05.                          Majority of the Trust Certificates Control.

Except as otherwise expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of the Trust Certificates evidencing not less than a majority of the Certificate Interests.  Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of the Trust Certificates evidencing not less than a majority of the Certificate Interests at the time of the delivery of such notice.

ARTICLE FIVE

APPLICATION OF TRUST FUNDS;
CERTAIN DUTIES

Section 5.01.                          Establishment of [Trust][Collection] Account; Application of Trust Funds.

(a)                               [USE IF NO GRANTOR TRUST STRUCTURE] [On or before the Distribution Date on which the Notes have been paid in full, the Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain (or shall cause to be established and maintained) in the name of the Trust an Eligible Account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

The Trust shall possess all right, title and interest in funds on deposit from time to time in the Certificate Distribution Account and in the proceeds thereof.  Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee (or the Trust Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within ten Business Days establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account. Monies on deposit in the Certificate Distribution Account may be invested in Eligible Investments upon the terms set forth in Section 5.05 of the Sale and Servicing Agreement, as if the Certificate Distribution Account were a Trust Account.]

[USE FOR GRANTOR TRUST STRUCTURE][The Collection Account will be established by the Trust Depositor pursuant to Section 5.05 of the Sale and Servicing Agreement.  The Underlying Trust shall possess all right, title and interest in funds on deposit from time to time in the Collection Account, and the Underlying Trust Certificate shall represent a 100% beneficial interest therein.]

(b)                              On each Distribution Date, the Paying Agent will distribute to the Certificateholders from amounts on deposit in the [Certificate Distribution][Collection] Account, on a pro rata basis in accordance with their respective Certificate Interests, amounts received pursuant to Sections 7.05(a)(xi),  7.05(b)(vii) or 7.05(c)(vii) of the Sale and Servicing Agreement with respect to such Distribution Date.

(c)                               On each Distribution Date, the Paying Agent shall send to the Certificateholders the statement or statements provided to the Owner Trustee by the Servicer pursuant to Section 9.01 of the Sale and Servicing Agreement with respect to such Distribution Date.

(d)                              In the event that any withholding tax is imposed on the Trust’s payment (or allocation of income) to the Certificateholders, such tax shall reduce the amount otherwise distributable to the Certificateholders in accordance with this Section.  The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to any Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a distribution, the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (d).

(e)                               At such time as the Trust, as issuer, has paid or performed or caused to be paid or performed all amounts and obligations which the Trust owed to or on behalf of the Indenture Trustee for the benefit of the Noteholders under the Indenture, the balance of the Trust Estate and related interests therein previously transferred to the Trust shall be distributed to the Certificateholders (and, if the Trust Depositor is the sole Certificateholder, such distribution shall be for accounting purposes treated as a return of capital).

Section 5.02.                          Method of Payment.

Subject to Section 9.01(c) respecting the final payment upon retirement of the Trust Certificates, distributions required to be made to the Certificateholders of record on the related Record Date shall be made by check mailed to such Certificateholders at the addresses of such Holders appearing in the Certificate Register.

Section 5.03.                          Accounting and Reports to the Certificateholders, Owners, the Internal Revenue Service and Others.

The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (b) deliver to the Owners, as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable each Owner to prepare its federal and state income tax returns, (c) file such tax returns relating to the Trust and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the federal income tax treatment for the Trust as set forth in Section 2.11, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.01(d) with respect to income or distributions to Owners; provided, however, that the Administrator shall be responsible for the performance of such duties of the Owner Trustee to the extent set forth in Section 1(b)(iii) of the Administration Agreement.  The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Contracts.  If applicable, the Owner Trustee shall not make the election provided under Section 754 or Section 761 of the Code.

Section 5.04.                          Signature on Returns; Tax Matters Partner.

(a)                               The Trust Depositor shall sign on behalf of the Trust the tax returns of the Trust.

(b)                              [If subchapter K of the Code should be applicable to the Trust, the Trust Depositor shall be designated the “tax matters partner” of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.]

ARTICLE SIX

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01.                          General Authority.

Subject to the provisions and limitations of Sections 2.03 and 2.06, the Owner Trustee is authorized and directed to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party and any amendment or other agreement, as evidenced conclusively by the Owner Trustee’s execution thereof.  In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents.  The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Transaction Documents.

Section 6.02.                          General Duties.

Subject to the provisions and limitations of Sections 2.03 and 2.06, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrator) all of its responsibilities pursuant to the terms of this Agreement and the Transaction Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Transaction Documents and in accordance with the provisions of this Agreement.  Without limiting the foregoing, the Owner Trustee shall on behalf of the Trust file and prove any claim or claims that may exist against Harley-Davidson Credit in connection with any claims-paying procedure as part of an insolvency or receivership proceeding involving Harley-Davidson Credit.  Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Transaction Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

Section 6.03.                          Action Upon Instruction.

(a)                               Subject to Article Four, in accordance with the terms of the Transaction Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust.

(b)                              The Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Transaction Document or is otherwise contrary to law.

(c)                               Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owners received, the Owner Trustee shall not be liable on account of such action to any Person.  If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement and the other Transaction Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

(d)                              In the event that the Owner Trustee is unsure as to the applicability of any provision of this Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person.  If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

Section 6.04.                          No Duties Except as Specified in this Agreement or in Instructions.

The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Transaction Document against the Owner Trustee.  The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Transaction Document.  The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

Section 6.05.                          No Action Except Under Specified Documents or Instructions.

The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Transaction Documents or (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

Section 6.06.                          Restrictions.

The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (ii) that, to the actual knowledge of the Owner Trustee, would result in the Trust’s becoming taxable as a corporation for federal or state income tax purposes.  The Owners shall not direct the Owner Trustee to take actions that would violate the provisions of this Section.

Section 6.07.                          Pennsylvania Motor Vehicle Sales Finance Act Licenses.

The Owner Trustee shall use its best efforts to maintain the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with the transactions contemplated by the Transaction Documents until the lien and security interest of the Indenture shall no longer be in effect in accordance with its terms.

Section 6.08.                          Succession to Rights of the Indenture Trustee.

Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to the Sale and Servicing Agreement.

ARTICLE SEVEN

CONCERNING THE OWNER TRUSTEE

Section 7.01.                          Acceptance of Trusts and Duties.

The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement.  The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Transaction Documents and this Agreement.  The Owner Trustee shall not be answerable or accountable hereunder or under any other Transaction Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee.  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)                               the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

(b)                              the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or the Owners;

(c)                               no provision of this Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Transaction Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)                              under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

(e)                               the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Trust Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Transaction Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder[, the Swap Counterparty] or to any Owner, other than as expressly provided for herein or expressly agreed to in the Transaction Documents;

(f)                                the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Trust Depositor, the Indenture Trustee or the Servicer under any of the Transaction Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Transaction Documents that are required to be performed by the Administrator under the Administration Agreement, the

Indenture Trustee under the Indenture, or the Servicer or the Trust Depositor under the Sale and Servicing Agreement; and

(g)                               the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Transaction Document, at the request, order or direction of any Owner, unless such Owner has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby.  The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

Section 7.02.                          Furnishing of Documents.

The Owner Trustee shall furnish to the Owners, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

Section 7.03.                          Representations and Warranties.

The Owner Trustee hereby represents and warrants to the Trust Depositor and the Owners that:

(a)                               It is a [national banking association] duly formed under the laws of the [United States of America] and is authorized thereunder to exercise trust powers.  It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)                              It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)                               Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Estate resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the other Transaction Documents.

(d)                              This Agreement constitutes the legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e)                               There are no proceedings or investigations pending or, to the Owner Trustee’s actual knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Owner Trustee or its properties: (i) asserting the invalidity of this Agreement or (ii) seeking any determination or ruling that might materially and adversely affect the performance by the Owner Trustee of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party.

Section 7.04.                          Reliance; Advice of Counsel.

(a)                               The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)                              In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into by any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys as shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it.   The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons.

Section 7.05.                          Not Acting in Individual Capacity.

Except as provided in this Article Seven, in accepting the trusts hereby created, [                   ] acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

Section 7.06.                          Owner Trustee Not Liable for Trust Certificate, Notes or Contracts.

The recitals contained herein and in the Trust Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Trust Certificates) shall be taken as the statements of the Trust Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof.  The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Trust Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Trust Certificates) or the Notes, or of any Contract or related documents.  The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or the perfection and priority of any security interest created by any Contract in any Motorcycle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Agreement or the Noteholders [or the Swap Counterparty] under the Indenture or the Sale and Servicing Agreement, including, without limitation, the existence, condition and ownership of any Motorcycle; the existence and enforceability of any insurance thereon; the existence and contents of any Contract on any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Trust Depositor or the Servicer with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation; or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

Section 7.07.                          Owner Trustee May Own Trust Certificate and Notes.

The Owner Trustee in its individual or any other capacity may become the owner or pledgee of a Trust Certificate or Notes and may deal with the Trust Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

ARTICLE EIGHT

COMPENSATION OF OWNER TRUSTEE

Section 8.01.                          Owner Trustee’s Fees and Expenses.

The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon between the Owner Trustee and the Trust Depositor.  Additionally, the Owner Trustee shall be entitled to be reimbursed by the Trust Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

Section 8.02.                          Indemnification.

The Trust Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Trust Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01.  The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.  In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Trust Depositor, which approval shall not be unreasonably withheld.

Section 8.03.                          Payments to the Owner Trustee.

Any amounts paid to the Owner Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment.

ARTICLE NINE

TERMINATION OF TRUST AGREEMENT

Section 9.01.                          Termination of Trust Agreement.

(a)                               This Agreement (other than Article Eight) and the Trust shall terminate and be of no further force or effect upon the earlier of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article Five and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  The bankruptcy, liquidation, dissolution, death or incapacity of any Owner shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Owner’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)                              Except as provided in Section 9.01(a), neither the Trust Depositor nor any Owner shall be entitled to revoke or terminate the Trust.

(c)                               Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 10.01 of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified.  The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to the Certificateholders.  Upon presentation and surrender of a Trust Certificate, the Paying Agent shall cause to be distributed to the Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.01.

(d)                              Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

ARTICLE TEN

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01.                  Eligibility Requirements for Owner Trustee.

The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust  Statute; authorized to exercise corporate trust powers; and (a)(i) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities and (ii) having (or having a parent that has) a rating of at least Baa3 by Moody’s, or (b) that satisfies the Rating Agency Condition.  If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

Section 10.02.                  Resignation or Removal of Owner Trustee.

The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator.  Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee.  If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee.  If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant  to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.  The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

Section 10.03.                  Successor Owner Trustee.

Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator, and to its predecessor Owner Trustee, an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee.  The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to the Certificateholders, the Indenture Trustee, the Noteholders[, the Swap Counterparty] and each Rating Agency.

Section 10.04.                  Merger or Consolidation of Owner Trustee.

Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to Section 10.01.  The Owner Trustee shall, upon any merger, conversion or consolidation described in this Section 10.04, provide notice to the Administrator detailing such merger, conversion or consolidation, including the full legal name, entity type and jurisdiction of formation or incorporation, of each entity involved in such merger, conversion or consolidation.  Upon receipt of such notice thereof from the Owner Trustee, the Administrator shall mail notice of such merger or consolidation to each Rating Agency.

Section 10.05.                  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any financed Motorcycle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable.  If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)                               all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b)                              no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c)                               the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of or affording protection to, the Owner Trustee.  Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01.                  Supplements and Amendments.

(a)                               This Agreement may be amended by the Trust Depositor and the Owner Trustee, without the consent of any of the Noteholders[, the Swap Counterparty] or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder[, the Swap Counterparty] or Certificateholders.

(b)                              This Agreement may also be amended from time to time by the Trust Depositor and the Owner Trustee, with the consent of the Required Holders and the Holders of Trust Certificates evidencing not less than a majority of the Certificate Interests, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders[, the Swap Counterparty] or the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made for the benefit of the Noteholders[, the Swap Counterparty] or the Certificateholders or (ii) eliminate the requirement for Certificateholders’ consent or reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of all Certificateholders and Noteholders affected.

(c)                               Prior to the execution of any such amendment or consent, the Trust Depositor shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the Indenture Trustee, the Administrator and each Rating Agency.

(d)                              Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.  It shall not be necessary for the consent of any Certificateholder[, the Swap Counterparty], the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of the Certificateholders provided for in this Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(e)                               Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

(f)                                Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.  The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 11.02.                  No Legal Title to Trust Estate in Owners.

No Owner shall have legal title to any part of the Trust Estate.  The Owners shall be entitled to receive distributions with respect to their undivided ownership interest in the Trust only in accordance with Articles Five and Nine.  No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 11.03.                  Limitations on Rights of Others.

The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Trust Depositor, the Owners, the Administrator and, to the extent expressly provided herein, the Indenture Trustee[, the Swap Counterparty] and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 11.04.                  Notices.

All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) upon receipt when sent through an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient at the address for such recipient set forth in the Sale and Servicing Agreement.

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 11.05.                  Severability of Provisions.

If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Trust Certificates or the rights of the Holders thereof.

Section 11.06.                  Counterparts.

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 11.07.                  Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Trust Depositor and the Owner Trustee and their respective successors and permitted assigns and each Owner and its successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

Section 11.08.                  Covenants of the Trust Depositor.

In the event that any litigation with claims in excess of $1,000,000 to which the Trust Depositor is a party which shall be reasonably likely to result in a material judgment against the Trust Depositor that the Trust Depositor will not be able to satisfy shall be commenced, during the period beginning immediately following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Trust Depositor, such judgment has been satisfied), the Trust Depositor shall not pay any dividend to the Servicer, or make any distribution on or in respect of its capital stock to the Servicer, or repay the principal amount of any indebtedness of the Trust Depositor held by the Servicer, unless after giving effect to such payment, distribution or repayment, the Trust Depositor’s liquid assets shall not be less than the amount of actual damages claimed in such litigation.

Section 11.09.                  No Petition.

(a)                               The Trust Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Transaction Documents.

(b)                              The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee[, the Swap Counterparty] and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Trust Depositor or the Trust, or join in any institution against the Trust Depositor, or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings or other similar proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Transaction Documents.

Section 11.10.                  No Recourse.

Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder’s Trust Certificate represents beneficial interests in the Trust only and does not represent interests in or obligations of the Trust Depositor, the Servicer, the Seller, the Administrator, the Owner Trustee, the Indenture Trustee or any of the respective Affiliates (other than the Trust) and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the other Transaction Documents.

Section 11.11.                  Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.12.                  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.13.                  Trust Certificate Transfer Restrictions.

No Trust Certificate or any interest therein may be acquired or held by or for the account of, or with the assets of, a Benefit Plan.  By accepting and holding a Trust Certificate, the Holder thereof shall be required to have represented and warranted that it is not a Benefit Plan and that it is not acquiring and will not hold such Trust Certificate or any interest therein for the account of, or with the assets of, a Benefit Plan.

Section 11.14.                  Trust Depositor Payment Obligation.

The Trust Depositor shall be responsible for payment of the Administrator’s compensation pursuant to Section 3 of the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

HARLEY-DAVIDSON CUSTOMER FUNDING
CORP., as Trust Depositor

By:
Printed Name:
Title:

[ ],
as Owner Trustee

By:
Printed Name:
Title:

Signature Page to Trust Agreement

EXHIBIT A

FORM OF CERTIFICATE OF TRUST OF

Harley-Davidson Motorcycle Trust [              ]

This Certificate of Trust of Harley-Davidson Motorcycle Trust [            ] (the “Trust”), dated [                     ], is being duly executed and filed by [                  ], a [                 ], as Owner Trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.).

1.         Name.  The name of the statutory trust formed hereby is Harley-Davidson Motorcycle Trust [             ].

2.         Delaware Trustee.  The name and business address of the Owner Trustee of the Trust in the State of Delaware is [                 ], [                        ].

IN WITNESS WHEREOF, the undersigned, being the sole Owner Trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

[ ],
not in its individual capacity but solely as
Owner Trustee

By:
Printed Name:
Title:

EXHIBIT B

FORM OF TRUST CERTIFICATE

THIS TRUST CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN THE TRUST (AS DEFINED BELOW) AND IS ENTITLED TO PAYMENTS AS DESCRIBED IN THE SALE AND SERVICING AGREEMENT AND INDENTURE REFERRED TO HEREIN.

THIS TRUST CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN HARLEY-DAVIDSON CUSTOMER FUNDING CORP., HARLEY-DAVIDSON CREDIT CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE TRUST AGREEMENT.  THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED UNLESS THE CONDITIONS SET FORTH IN SECTIONS 3.01, 3.04 AND 11.13 OF THE TRUST AGREEMENT HAVE BEEN COMPLIED WITH.

NEITHER THIS TRUST CERTIFICATE NOR ANY INTEREST HEREIN MAY BE ACQUIRED OR HELD BY OR FOR THE ACCOUNT OF OR WITH THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), THAT IS SUBJECT TO TITLE I OF ERISA, (B) A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR A PLAN’S INVESTMENT IN THE ENTITY (A “BENEFIT PLAN”).

HARLEY-DAVIDSON MOTORCYCLE TRUST [                        ]
TRUST CERTIFICATE

NO. ___________	Certificate Interest: [100]%

THIS CERTIFIES THAT [                        ] is the registered owner of [100]% of the non-assessable, fully-paid, fractional undivided beneficial interest in the Harley-Davidson Motorcycle Trust [              ] (the “Trust”) formed by Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Trust Depositor”).

The Trust was created pursuant to a Trust Agreement, dated as of [                    ] (as amended and supplemented from time to time, the “Trust Agreement”), between the Trust Depositor, and [                      ], as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in (i) the Trust Agreement,

(ii) the Sale and Servicing Agreement, dated as of [_______] (the “Sale and Servicing Agreement”), among the Trust, the Trust Depositor, Harley-Davidson Credit Corp. (“Harley-Davidson Credit”), as Servicer (in such capacity, the “Servicer”) and [                       ], as Indenture Trustee (the “Indenture Trustee”) or (iii) the Indenture, dated as of [           ] (the “Indenture”), between the Trust and the Indenture Trustee.

This Trust Certificate is a duly authorized Trust Certificate designated as “Harley-Davidson Motorcycle Trust [               ] Certificate”  (the “Trust Certificate”).  Issued under the Indenture are [          ] classes of notes designated as “[__]% Motorcycle Contract Backed Notes, Class A-1”, “Motorcycle Contract Backed Notes, Class A-2a”, “[__]% Floating Rate Motorcycle Contract Backed Notes, Class A-2b”,  “[__]% Motorcycle Contract Backed Notes, Class A-3”, “[__]% Motorcycle Contract Backed Notes, Class A-4”, “[__]% Motorcycle Contract Backed Notes, Class B”, “[__]% Motorcycle Contract Backed Notes, Class C”, and “[__]% Motorcycle Contract Backed Notes, Class D” (collectively, the “Notes”).  This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.  The property of the Trust includes, among other things, [USE IF NO GRANTOR TRUST:][(i) all the right, title and interest of the Trust Depositor in and to the Contracts listed on the List of Contracts delivered on the Closing Date (including, without limitation, all security interests created thereunder), (ii) all rights of the Trust Depositor to payments which are collected pursuant thereto after the Cutoff Date, including any liquidation proceeds therefrom, (iii) all rights of the Trust Depositor under any theft, physical damage, credit life, disability or other individual insurance policy (and rights under a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights (but not the obligations) of the Trust Depositor under any related motorcycle dealer agreements between dealers (i.e., the originators of certain Contracts) and Harley-Davidson Credit, (vii) all rights of the Trust Depositor in the Lockbox, the Lockbox Account and the related Lockbox Agreement to the extent they relate to the Contracts (but excluding payments received on or before the Cutoff Date), (viii) all rights (but not the obligations) of the Trust Depositor under the Transfer and Sale Agreement, including but not limited to the Trust Depositor’s rights under Article V thereof, (ix) the remittances, deposits and payments made into the Trust Accounts from time to time and amounts in the Trust Accounts from time to time (and any investments of such amounts), (x) all rights of the Trust Depositor to rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Contracts and (xi) all proceeds and products of the foregoing.][USE IF GRANTOR TRUST:][ (i) all the right, title and interest of the Trust Depositor in, to and under: in, to, and under the Underlying Trust Certificate, the Underlying Trust and the Underlying Trust Agreement, (ii) in, to, and under the Administration Agreement, and (iii) in and to the proceeds of the sale of the Notes (until distributed or expended for the purpose for which the Notes were issued) and the revenues, moneys, evidences of indebtedness, instruments, securities, and other financial assets (including any earnings thereon) in and payable into the Collection Account, in the manner and subject to the prior applications provided in Article Seven of the Sale and Servicing

Agreement, all as hereinbefore and hereinafter defined, including any contract or any evidence of indebtedness or other rights of the Issuer to receive any of the same.]

Under the Trust Agreement, there will be distributed on each Distribution Date to the person in whose name this Trust Certificate is registered as of the close of business on the  Business Day immediately preceding such Distribution Date occurs (each, a “Record Date”), such Certificateholder’s fractional undivided beneficial interest in the amount to be distributed to such Certificateholder on such Distribution Date.

The holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders [and the Swap Counterparty] to the extent described in the Sale and Servicing Agreement and the Indenture.

It is the intention of Harley-Davidson Credit, the Servicer, the Trust Depositor, Owner Trustee, Indenture Trustee and the Certificateholders that, in the event there is only one Certificateholder, the Trust be disregarded as a separate entity pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii) as in effect for periods after January 1, 1997.  The Trust Depositor has agreed in the Trust Agreement and each Certificateholder, by its acceptance of a Trust Certificate, agrees not to take any action inconsistent with such intended federal income tax treatment.  Because for federal income tax purposes the Trust will be disregarded as a separate entity, Trust items of income, gain, loss and deduction for any month as determined for federal income tax purposes shall be allocated entirely to the Trust Depositor (or subsequent purchaser of the Trust Certificate) as the sole Certificateholder.

Solely in the event the Trust Certificates are held by more than a single Certificateholder, it is the intent of the Trust Depositor, the Servicer and the Certificateholders that, solely for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders will be treated as partners in the partnership.  The purchaser hereof and the other Certificateholders, by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

Each Certificateholder, by its acceptance of a Trust Certificate or beneficial interest in a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust or the Trust Depositor, or join in any institution against the Trust or the Trust Depositor, Harley-Davidson Credit or the Servicer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificate, the Notes, the Trust Agreement or any of the other Transaction Documents.

Distributions on this Trust Certificate will be made as provided in the Sale and Servicing Agreement by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon.  Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee in the City of Wilmington, Delaware.

This Trust Certificate does not represent an obligation of, or an interest in the Trust Depositor, Harley-Davidson Credit, as the Seller or Servicer, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates (other than the Trust) and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the other Transaction Documents.  In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Contracts and certain other amounts, in each case as more specifically set forth herein and in the Sale and Servicing Agreement.  A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Trust Depositor and at such other places, if any, designated by the Trust Depositor.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Trust Depositor and the Owner Trustee with the consent of the Holders of Trust Certificates evidencing not less than a majority of the Certificate Interests and the Required Holders.  Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate.  The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registrable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Trust Certificates evidencing the same aggregate Certificate Interest in the Trust will be issued to the designated transferee.  The initial Certificate Registrar appointed under the Trust Agreement is the Owner Trustee.

The Owner Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholders of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust Estate.  The Servicer may at its option purchase the Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Contracts and other property of the Trust will affect final payment of the Trust

Certificates; however, such right of purchase is exercisable only as of any Distribution Date on which the Pool Balance has declined to less than 10% of the Pool Balance on the Cutoff Date.

This Trust Certificate or any interest therein may not be acquired or held by, or for the account of, or with the assets of, a Benefit Plan.  The Holder hereof, by accepting and holding a beneficial interest in this Trust Certificate, shall be required to have represented and warranted that it is not a Benefit Plan and is not acquiring and will not hold this Trust Certificate or an interest therein for the account of, or with the assets of, a Benefit Plan.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or any other Transaction Document or be valid for any purpose.

THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

Dated:	Harley-Davidson Motorcycle Trust [ ]

By:
[ ], not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Trust Certificate referred to in the within-mentioned Trust Agreement.

[                                           ],

not in its individual capacity but solely

as Owner Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution.

NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration or enlargement or any change whatever.

[EXHIBIT C

FORM OF UNDERLYING TRUST CERTIFICATE

NUMBER R-_

HARLEY-DAVIDSON MOTORCYCLE GRANTOR TRUST [__________]

UNDERLYING TRUST CERTIFICATE

Percentage interest in Trust Estate evidenced by this Certificate:     100%

Evidencing a beneficial interest in the assets of Harley-Davidson Motorcycle Grantor Trust [____________], a Delaware [statutory] trust (the “Underlying Trust”), entitling the holder to certain distributions of the Underlying Trust, as defined below, the property of which includes a pool of fixed-rate, simple interest promissory notes and security agreements and retail installment sale contracts relating to Harley-Davidson motorcycles and motorcycles not manufactured by Harley-Davidson sold to the Underlying Trust by Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Sponsor”), pursuant to a Sale and Servicing Agreement dated as of [_____], 20[__] (the “Closing Date”) between the Underlying Trustee and the Sponsor (the “Sale and Servicing Agreement”).

THIS UNDERLYING TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.  THE HOLDER OF THIS UNDERLYING TRUST CERTIFICATE AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY ACCOUNTS FOR WHICH IT IS ACTING AS AGENT, THAT (1) SUCH UNDERLYING TRUST CERTIFICATE MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH A MERGER, CONSOLIDATION OR OTHER SALE IN ACCORDANCE WITH SECTION 3.10 OF THE INDENTURE.

THIS CERTIFIES THAT HARLEY-DAVIDSON MOTORCYCLE TRUST [_____], a Delaware statutory trust (the “Settlor”), is the registered owner of the Trust Certificate that is a nonassessable, fully-paid, beneficial interest in the assets of the Underlying Trust, entitling it to certain distributions of the Underlying Trust.

The Underlying Trust was created pursuant to a Trust Agreement dated as of the Closing Date (the “Underlying Trust Agreement”), among the Settlor, Harley-Davidson Credit Corp., as administrator, the Trust Depositor and [_____________], as underlying trustee (the “Underlying Trustee”).

This Underlying Trust Certificate is the sole duly authorized certificate designated as Harley-Davidson Motorcycle Grantor Trust [_____] Trust Certificate (herein called the “Underlying Trust Certificate”).  This Underlying Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Underlying Trust Agreement, to which Underlying Trust Agreement the Certificateholder by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

“Certificateholder” means the registered owner of this Certificate and its registered assigns.

Under the Underlying Trust Agreement, there will be distributed on each Monthly Distribution Date to or for the account of the Certificateholder, the “Trust Certificate Distribution Amount” as defined in the Underlying Trust Agreement.

It is the intent of the Sponsor, the Underlying Trustee and the Certificateholder that, for purposes of federal income taxes, and to the extent permitted by law, for purposes of applicable state income or franchise tax, the Underlying Trust will be treated as a grantor trust for federal income tax purposes.  The Certificateholder, by acceptance of an Underlying Trust Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Underlying Trust and the Underlying Trust Certificate for such tax purposes as just described.

The Certificateholder by accepting this Underlying Trust Certificate acknowledges that the Certificateholder’s Underlying Trust Certificate represents beneficial interests in the Underlying Trust only and does not represent interests in or obligations of Harley-Davidson Credit Corp., the Settlor, the Underlying Trustee or any affiliate thereof and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in the Underlying Trust Agreement, this Underlying Trust Certificate or the other Transaction Documents.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Underlying Trustee, by manual signature, this Underlying Trust Certificate shall not entitle the Certificateholder hereof to any benefit under the Underlying Trust Agreement or be valid for any purpose.

THIS UNDERLYING TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [DELAWARE], AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN THE PROVISIONS OF THE UCC).

THE HOLDER HEREOF AGREES THAT THIS UNDERLYING TRUST CERTIFICATE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED TO AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”), A “GOVERNMENTAL PLAN” AS DEFINED IN SECTION 3(32) OF ERISA, A “CHURCH PLAN” AS DEFINED IN SECTION 3(33) OF ERISA, OR A “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE

INTERNAL REVENUE CODE OF 1986, AS AMENDED, THAT IS OTHERWISE SUBJECT TO ERISA, WITHOUT REGARD TO WHETHER SUCH PLAN IS A QIB.

IN WITNESS WHEREOF, the Underlying Trustee, on behalf of the Underlying Trust and not in its individual capacity, has caused this Underlying Trust Certificate to be duly executed.

HARLEY-DAVIDSON MOTORCYCLE GRANTOR TRUST [_____], acting by and through [_______________],as Underlying Trustee

By:

Dated:  __________, 20__

UNDERLYING TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Underlying Trust Certificates referred to in the within-mentioned Grantor Trust Agreement.

[_____________________], as Underlying Trustee

By:

Dated:  __________, 20__

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to

transfer said Trust Certificate on the books of the Trust Certificate Registrar, with full power of substitution in the premises.

Dated:	]

EXHIBIT [C][D]

FORM OF TRANSFEREE CERTIFICATE

[          ], 20__

Harley-Davidson Motorcycle Trust [             ],

as Issuer

c/o [                                             ],

as Owner Trustee

[                                             ],

as Owner Trustee

Ladies and Gentlemen:

All capitalized terms not defined in this certificate shall have the meaning assigned to them in Sections 1.01 and 1.02 of that certain Trust Agreement, dated [___________], by and between Harley-Davidson Customer Funding Corp., as trust depositor (the “Trust Depositor”), and [_________________], as owner trustee (the “Owner Trustee”).  In connection with our proposed purchase of [     ]% Certificate Interest Trust Certificates (the “Trust Certificates”) of Harley-Davidson Motorcycle Trust [             ] (the “Trust”), a trust formed by the Trust Depositor, we confirm that:

(a)        [RULE 144A CERTIFICATIONS TO BE UTILIZED AS REQUIRED BY PRIVATE ISSUANCE OF CERTIFICATES WITH GRANTOR TRUST STRUCTURE]We acknowledge that the Trust Certificates have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction.

(b)        We have neither acquired nor will we transfer any Trust Certificate we purchase (or any interest therein) or cause any such Trust Certificate (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations;

(c)        We either (i) are not, and will not become, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes (or a disregarded entity of any of the foregoing) or (ii) are such an entity, but none of the direct or indirect beneficial owners of any of the interests in us have allowed or caused, or will allow or cause, 50% or more (or, if the Owner Trustee has received an Opinion of Counsel in form and substance acceptable to the Trust Depositor that the proposed transfer to such transferee will not cause the Trust to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code, such other percentage as the Owner Trustee may establish prior to the time of such proposed transfer) of the value of such interests in us to be attributable to our ownership of Trust Certificates.

(d)        We (i) are acquiring the Trust Certificate for the account of [______] Persons and we will notify the Owner Trustee of any changes in the number of such Persons and (B) understand that any such change in the number of Persons for whose account a Trust Certificate is held shall require the written consent of the Owner Trustee, which consent shall be granted unless the Owner Trustee determines that such proposed change in number of Persons would create a risk that the Trust would be classified for federal or any applicable state tax purposes as an association (or a publicly traded partnership) taxable as a corporation.

(e)        We understand that no subsequent transfer of the Trust Certificates is permitted unless (i) such transfer is of a Trust Certificate with a Certificate Interest of at least 5%, (ii) we cause the proposed transferee to provide to the Owner Trustee and the Trust Depositor a letter substantially in the form of Exhibit D to the Trust Agreement or such other written statement as the Owner Trustee shall prescribe and (iii) the Trust consents in writing to the proposed transfer, which consent shall be granted unless the Owner Trustee determines that such transfer would create a risk that the Trust would be classified for federal or any applicable state tax purposes as an association (or a publicly traded partnership) taxable as a corporation; provided, however, that any attempted transfer that would either cause the number of registered holders of Trust Certificates in the aggregate to exceed 100 or otherwise cause the Trust to become a publicly traded partnership for income tax purposes shall be a void transfer.

(f)        We understand that the Opinion of Counsel to the Trust that the Trust is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in paragraphs (b) through (e) above.

(g)        We are a United States Person within the meaning of Section 7701(a)(30) of the Code.

(h)        No Trust Certificate will be acquired or held by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or (iii) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in the entity.  Each Person who acquires any Trust Certificate or interest therein will certify that the foregoing conditions are satisfied.

(i)         We are aware that we (or any account for which we are purchasing) may be required to bear the economic risk of an investment in the Trust Certificates for an indefinite period, and we (or such account) are able to bear such risk for an indefinite period.

(j)           We acknowledge that the Owner Trustee, the Trust Depositor, and their Affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
Name:
Title: